English Translation of Chinese Language Document

Exhibit 10.28

Goods Transport Service Agreement

This agreement is entered into on March 19, 2009 by and between

Party A (Carrier): Quanzhou City Anjili Logistics Co Ltd
Party B (Consigner): Guanke (Fujian) Electron Technological Industry  Co Ltd

The two parties entered into the agreement on the basis of mutual interest, equality and fairness. The two parties agree that

1 Party B consigns Party A to transport goods to destinations throughout China via automobile.

2 Party A shall appoint a representative to work directly with Party B to coordinate the goods transportation. Change of the representative shall notify Party B in advance and in writing.

3 Pricing for the transport is negotiable for each delivery.

4 Party  A shall receive the goods at venue proposed by Party B. Party B shall notify the loading of the goods 4 hours in advance.

5 Party  A shall not change the packaging of goods by Party B.

6 Party A has the right to refuse to transport dangerous or illegal goods.

7 Before arrival of the destination, Party B has the right to change destination and contact person, but shall pay additional expenditures arising therefrom.

8 Party A is obliged to keep Party B informed of the transportation update and inform Party A of force major in a timely manner.

9 The payment of each month shall be settled by the 20th of the following month. On the 5th of each month, a notice of the expenditures for the previous month shall be delivered to Party B. On the 10th of each months, Party A shall send invoice to Party B, which shall settle the payment by and before 20th of the month.

10 Party A shall compensate for the losses during the transportation.

11 Party A shall sign confidentiality agreement with Party B.

12 Automatic termination if Guanke does not want to use Anjili’s services after one year. Termination of contract by either party upon a 15-day written notice to the other party.

13  Conflicts arising between the two parties shall be resolved via friendly consultation or local court.

14  Miscellaneous

15 This contract is made in two originals that shall be held by each party.

Party A	Party B
Representative	Representative
Address	Address
Date	Date
Bank Account	Bank Account
Account No.	Account No.